Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 291386) of Evommune, Inc. (the Company) of our report dated March 5, 2026, relating to the consolidated financial statements which appears in this annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York

March 5, 2026